UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 15, 2007

Renhuang Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-24512 (Commission File Number)	88-1273503 (I.R.S. Employer Identification No.)

No. 281, Taiping Road, Taiping District, Harbin, Heilongjiang Province, 150050 P. R. China (Address of principal executive offices) (zip code)

86-451-5762-0378 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Our management has determined that we need to amend our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2007 and April 30, 2007, including restating our financial statements. These Quarterly Reports were originally filed with the Commission on March 19, 2007 and June 14, 2007, respectively.

The revisions to our financial statements relate to our failure to properly accrue for certain sales rebates we offer on our products. As a result, the primary revisions to our financial statements will show an increase in our current liabilities and a decrease in our sales and net income.

Our authorized officers have discussed the matters disclosed in this filing with our independent registered public accounting firm. We anticipate that restated financial statements for the effected period will be filed with the Securities and Exchange Commission in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2008	Renhuang Pharmaceuticals, Inc.,
a Nevada corporation

/s/ Shaoming Li
By: Shaoming Li
Its: Chief Executive Officer